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                                                                    EXHIBIT 99.1



                    [IBIS TECHNOLOGY CORPORATION LETTERHEAD]

CONTACT:

Timothy Burns/Dr. Michael Alles              Van Negris/John P. Kehoe
Ibis Technology Corporation                  Kehoe White, Savage & Co., Inc.
(508) 777-4247                               (212) 888-1616


FOR IMMEDIATE RELEASE

    IBIS TECHNOLOGY CORPORATION AWARDED NEW R&D CONTRACTS VALUED AT $400,000

DANVERS, MA -- November 4, 1997 -- Ibis Technology Corporation (NASDAQ:IBIS), the leading supplier of SIMOX SOI (Separation by Implantation of Oxygen / Silicon-on-Insulator) wafers to semiconductor manufacturers, today announced that it has been awarded three new research and development (R&D) contracts valued at approximately $400,000.

The Massachusetts Institute of Technology (MIT) has awarded Ibis a R&D contract, under a Defense Advanced Research Projects Agency (DARPA) advanced device development program, to investigate methods for fabrication of thinner silicon and buried oxide SOI wafers based on the Ibis ADVANTOX(TM) process, for use in very advanced (sub-0.025 micron) devices. The program is valued at $200,000 over a four year period, of which the first year has been funded.

The U.S. Army has awarded Ibis a $100,000 R&D Phase 1 contract under the Small Business Innovative Research (SBIR) program focusing on the development and production of SIMOX-SOI substrates with very thin layers and using lower energy implantation, for use in advanced commercial and radiation hardened SOI applications, facilitated by the flexibility of the Ibis 1000 oxygen implanter. Phase 1 of the program is expected to be completed during the first quarter of 1988.

The Defense Special Weapons Agency (DSWA) has awarded Ibis a $100,000 Phase 1 SBIR program focusing on SIMOX process development to reduce buried oxide leakage and further reduce the cost of SIMOX-SOI materials having ultra-thin buried oxides. The program will concentrate on the thermal processing portion of the SIMOX-SOI process and the material will be evaluated in conjunction with a major U.S. circuit manufacturer. The Phase 1 program is expected to be completed by the end of 1997.

Dr. Geoffrey Ryding, President and Chief Executive Officer of Ibis Technology Corporation commented: "Ibis continues to be committed to the development of state-of-the-art SIMOX-SOI processes and materials to meet the requirements of various growing markets including low power, high performance electronics for consumer applications and radiation hardened electronics for use in communications satellites and military electronics. We are pleased with the continued support of the U.S. Government in these areas, and are delighted to be able to work with MIT on the new DARPA advance device development program. Each of these programs is highly complementary with Ibis' internal process development roadmap."


                                   -- MORE --



     Ibis Technology Corporation  32A Cherry Hill Drive  Danvers, MA 01923
        Telephone (508) 777-4247 or (508) 777-IBIS   Fax (508) 777-6570
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IBIS TECHNOLOGY CORPORATION
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November 4, 1997


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

Ibis Technology Corporation is an advance materials company which supplies SIMOX-SOI wafers to the semiconductor industry. SIMOX-SOI wafers are silicon-on-insulator wafers which enable the production of integrated circuits with significant advantages over circuits constructed on bulk silicon or epitaxial wafers. The Company produces SIMOX-SOI wafers on advanced proprietary Ibis 1000 oxygen implantation equipment, utilizing proprietary processing technologies which the Company believes will enable it to produce SIMOX-SOI wafers for demanding high volume commercial applications.

Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' World Wide Web site on the Internet located at http://www.ibis.com.

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